UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 27, 2011
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207 Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 2, 2011, Greenlight Capital Re, Ltd. (the “Registrant”), issued a press release announcing its financial results for the first quarter ended March 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission (the "SEC") for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of Chief Executive Officer Resignation and Successions Effective August 15, 2011.
On May 2, 2011, the Registrant issued a press release announcing the retirement of Leonard Goldberg as the Chief Executive Officer of the Registrant effective August 15, 2011. Mr. Goldberg will continue to be actively involved as a continuing member of each of the board of directors of the Registrant and Greenlight Reinsurance, Ltd. The Registrant also issued a press release announcing that Barton Hedges, the current President and Chief Underwriting Officer of the Registrant, will be promoted to Chief Executive Officer, succeeding Mr. Goldberg upon his retirement. Mr. Hedges is expected to become a member of each of the board of directors of the Registrant and Greenlight Reinsurance, Ltd.

Mr. Hedges' Employment Terms.
The Registrant, Greenlight Reinsurance, Ltd. (together with the Registrant, the “Employer”) and Barton Hedges have agreed to certain employment agreement terms (the “Employment Terms”), to become effective as of August 15, 2011 (the “Effective Date”).  The Employment Terms will supersede the terms of Mr. Hedges’ current employment agreement.  Pursuant to the Employment Terms, Mr. Hedges will become Chief Executive Officer, be employed “at will” and continue employment until terminated upon advance written notice by either the Employer or Mr. Hedges.  As of the Effective Date, Mr. Hedges will be entitled to receive an annual salary of not less than $500,000, subject to increase as determined by the Registrant’s Board of Directors (the “Board”), and an annual performance-based bonus with a target equal to 100% of base salary.  Mr. Hedges will also receive a Cayman Islands housing allowance of $6,000 per month and be entitled to participate in the Registrant’s employee benefit plans and insurance programs.  Mr. Hedges will also be reimbursed for certain tax preparation expenses.

As soon as practicable following the Effective Date, Mr. Hedges will be granted a ten year option to acquire 100,000 Class A ordinary shares of the Registrant with a per share exercise price equal to the fair market value per share on the date of grant.  Subject to Mr. Hedges’ continuing employment with the Employer on the relevant date of grant, for each year after 2011, on the third Nasdaq trading day following the Registrant’s release of earnings results for the quarterly periods ended on each of June 30, the Registrant will grant Mr. Hedges an additional ten year option as of such date with a value of $500,000 based on a Black Scholes valuation.  Options granted to Mr. Hedges will vest as follows: 25% on the relevant date of grant and 25% on each of the first three anniversaries of such date, subject to Mr. Hedges’ continuing employment on the relevant vesting date.

In addition to perpetual confidentiality and non-disparagement requirements, Mr. Hedges will be subject to a six-month post-termination non-competition restriction, a twelve-month post-termination non-solicitation restriction with respect to employees and a twenty-four-month post-termination non-solicitation restriction with respect to customers and clients.

In the event that the Employer terminates Mr. Hedges’ employment without “cause”, or Mr. Hedges terminates for “good reason,” the Employer will pay Mr. Hedges a lump sum payment as soon as practicable following the date of termination, but in no event later than two and a half months following the date of termination, equal to accrued but unpaid base salary, bonus, and vacation pay; and a pro-rated portion of the target bonus that would have been paid for the year in which his employment terminated assuming the applicable targets have been achieved.  In addition, the Employer will pay Mr. Hedges as severance in twelve monthly installments the sum of his annual base salary and target bonus provided that he does not breach certain restrictive covenants.  If the Board determines, in its discretion, that severance payments due are “nonqualified deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and that Mr. Hedges is a “specified employee” under the Code and the regulations and other guidance issued there under, then such severance payments shall commence on the first payroll date following the six month anniversary of the date of termination.

If Mr. Hedges’ employment terminates as a result of his death, Mr. Hedges’ beneficiary, legal representatives or estate will be entitled to accrued but unpaid base salary, bonus and vacation pay; and a pro-rated portion of the target bonus that would have been paid for the year in which his employment terminated assuming targets had been achieved, as soon as practicable, but not more than 90 days, following the date of such termination.  In addition, if Mr. Hedges’ employment terminates as a result of his death, his spouse and dependents will be entitled to receive health benefits for one year. The Employer may terminate Mr. Hedges’ employment agreement upon 30 days’ prior written notice if he becomes disabled. If Mr. Hedges’ employment terminates because of disability, in addition to the accrued but unpaid compensation discussed above and pro-rated bonus, Mr. Hedges will be entitled to receive base salary and continued health benefits for the lesser of one year or until Mr. Hedges is eligible to receive long-term disability benefits under any long-term disability plan that the Registrant may establish.  Continued base salary payments will be paid in accordance with the Employer’s regular payroll schedule.

The Employer may require that Mr. Hedges execute a release of claims against it as a condition for compensation or benefits payable upon any termination of employment.

Mr. Goldberg's Retirement Terms.
Pursuant to a resignation  letter, dated April 28, 2011, tendered to and accepted by each of the board of directors of the Registrant and Greenlight Reinsurance, Ltd. (together, the “Companies”), Mr. Goldberg resigned as Chief Executive Officer of each of the Companies effective August 15, 2011.  In connection therewith, Mr. Goldberg waived and forfeited any right to receive severance under his existing employment agreement and agreed that all other provisions, terms and conditions therein remain unmodified and in full force and effect, unless his employment is terminated by the Companies prior to August 15, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its 2011 Annual General Meeting of Shareholders on April 27, 2011. Pursuant to the Registrant’s Third Amended and Restated Articles of Association (the "Articles of Association"), each Class A ordinary share is entitled to one vote per share and each Class B ordinary share is entitled to ten votes per share; provided, however, that the total voting power of the issued and outstanding Class B ordinary shares shall not exceed 9.5% of the total voting power of all issued and outstanding ordinary shares. Since, on the record date of the 2011 Annual Meeting of Shareholders, the total voting power of the issued and outstanding Class B ordinary shares exceeded 9.5% of the total voting power, the voting power of the Class B ordinary shares was reduced with the excess being allocated to the Class A ordinary shares in accordance with Article 53 of the Articles of Association. In addition, the Articles of Association provide that no holder of Class A ordinary shares shall be permitted to acquire an amount of shares which would cause any person to own 9.9% or more of the total voting power of the issued and outstanding ordinary shares. Therefore, the excess voting power from the Class B ordinary shares allocated to the Class A ordinary shares and the Class A ordinary shares allocated to other Class A ordinary shares were restricted to 9.9% for each holder of Class A ordinary shares with the excess being allocated to the other holders of Class A ordinary shares in accordance with Article 54 of the Articles of Association.

The following tables summarize the final voting results after adjustment of the voting power. For more information on the following proposals, see the Registrant's Proxy Statement dated March 4, 2011.

(1) The following seven persons were elected Directors of the Registrant by shareholders to serve for the term expiring at the Annual General Meeting of Shareholders in 2012.

Director	Class A For	Class A Against	Class A Abstain	Class A broker non-votes	Class B For	Class B Against	Class B Abstain	Class B broker non-votes
Alan Brooks	45,006,438	295,442	76,234	20,704,943	8,812,259	0	0	0
David Einhorn	45,001,864	312,937	63,313	20,704,943	8,812,259	0	0	0
Leonard Goldberg	44,978,806	320,573	78,735	20,704,943	8,812,259	0	0	0
Ian Isaacs	31,140,573	14,173,381	64,161	20,704,943	8,812,259	0	0	0
Frank Lackner	44,997,746	303,161	77,207	20,704,943	8,812,259	0	0	0
Bryan Murphy	45,004,720	296,312	77,082	20,704,943	8,812,259	0	0	0
Joseph Platt	44,073,159	1,217,481	87,474	20,704,943	8,812,259	0	0	0

(2) The following seven persons were elected Directors of Greenlight Reinsurance, Ltd. by shareholders to serve for the term expiring at the Annual General Meeting of Shareholders in 2012.

Director	Class A For	Class A Against	Class A Abstain	Class A broker non-votes	Class B For	Class B Against	Class B Abstain	Class B broker non-votes
Alan Brooks	45,008,961	295,698	73,456	20,704,943	8,812,259	0	0	0
David Einhorn	45,003,214	315,616	59,284	20,704,943	8,812,259	0	0	0
Leonard Goldberg	44,981,963	322,696	73,456	20,704,943	8,812,259	0	0	0
Ian Isaacs	43,905,705	1,412,277	60,132	20,704,943	8,812,259	0	0	0
Frank Lackner	44,997,846	307,091	73,178	20,704,943	8,812,259	0	0	0
Bryan Murphy	45,006,071	296,490	75,553	20,704,943	8,812,259	0	0	0
Joseph Platt	44,074,510	1,218,909	84,695	20,704,943	8,812,259	0	0	0

(3) The following five persons were elected Directors of Greenlight Reinsurance Ireland, Ltd. by shareholders to serve for the term expiring at the Annual General Meeting of Shareholders in 2012.

	Class A For	Class A Against	Class A Abstain	Class A broker non-votes	Class B For	Class B Against	Class B Abstain	Class B broker non-votes
Leonard Goldberg	44,984,186	316,166	77,763	20,704,943	8,812,259	0	0	0
Philip Harkin	44,990,677	298,588	88,850	20,704,943	8,812,259	0	0	0
Frank Lackner	45,000,624	296,254	81,236	20,704,943	8,812,259	0	0	0
David Maguire	44,995,317	301,397	79,986	20,706,358	8,812,259	0	0	0
Brendan Tuohy	44,990,121	296,643	91,351	20,704,943	8,812,259	0	0	0

(4) The shareholders ratified the appointment of BDO USA, LLP to serve as the independent auditors of the Registrant for the fiscal year ending December 31, 2011.

	Class A	Class B
For	65,966,676	8,812,259
Against	19,854	0
Abstain	96,527	0
Broker non-votes	0	0

(5) The shareholders ratified the appointment of BDO Cayman Islands to serve as the independent auditors of Greenlight Reinsurance, Ltd. for the fiscal year ending December 31, 2011.

	Class A	Class B
For	65,963,803	8,812,259
Against	23,519	0
Abstain	95,735	0
Broker non-votes	0	0

(6) The shareholders ratified the appointment of BDO, Registered Auditors in Ireland to serve as the independent auditors of Greenlight Reinsurance Ireland, Ltd. for the fiscal year ending December 31, 2011.

	Class A	Class B
For	65,966,304	8,812,259
Against	21,341	0
Abstain	95,413	0
Broker non-votes	0	0

(7) The shareholders approved the compensation of the Registrant's executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or "say-or-pay" votes.

	Class A	Class B
For	43,273,495	8,812,259
Against	54,288	0
Abstain	2,050,331	0
Broker non-votes	0	0

(8) The shareholders voted for 1 year as the frequency with which say-on-pay votes should be held in the future.

	Class A	Class B
1 year	37,999,177	8,812,259
2 years	415,619	0
3 years	4,738,281	0
Abstain	2,225,037	0
Broker non-votes	0	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Earnings press release, "Greenlight Re Announces First Quarter 2011 Financial Results", dated May 2, 2011, issued by the Registrant.
99.2 Announcement press release, "Len Goldberg To Retire As CEO of Greenlight Re", dated May 2, 2011, issued by the Registrant.
99.3 Announcement press release, "Greenlight Re Promotes Bart Hedges to CEO", dated May 2, 2011, issued by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	May 2, 2011